Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211301) of Summit Therapeutics plc of our report dated April 11, 2018 relating to the consolidated financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Reading, UK
April 13, 2018